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                                                                   Exhibit 99.5


Financial Highlights

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                                                                                                        Supplemental
                                                                                                         Information
                                                                                                         with Barnett
NationsBank Corporation and Subsidiaries                                                       -------------------------------
(Dollars in Millions Except Per Share Information)                  1997            1996           1997(4)            1996(4)
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
FOR THE YEAR
Operating Results (1)(2)
Net income....................................................   $   3,077        $  2,452        $  3,596           $  3,016
Earnings per common share.....................................        4.27            4.13            3.81               3.65
Diluted earnings per common share.............................        4.17            4.05            3.71               3.59
Cash dividends paid per common share..........................        1.37            1.20            1.37               1.20
Return on average assets......................................        1.26 %          1.22 %          1.25 %             1.25 %
Return on average common shareholders' equity.................       15.26           18.53           15.25              18.23
Efficiency ratio..............................................        57.2            56.3            58.4               57.0
Average common shares issued (in millions)....................         717             590             942                821

Cash Basis Financial Data (1)(2)(3)
Earnings per common share.....................................   $    4.89        $   4.34        $   4.34           $   3.87
Diluted earnings per common share.............................        4.76            4.26            4.23               3.80
Return on average tangible assets.............................        1.49 %          1.30 %          1.47 %             1.34 %
Return on average tangible common shareholders' equity........       30.59           22.80           29.42              22.90
Efficiency ratio..............................................        53.8            55.0            55.2               55.6

AT YEAR END (2)
Total assets..................................................   $ 264,562        $185,794        $310,602           $227,025
Total loans, leases and factored accounts receivable, net.....     143,792         122,630         176,590            152,389
Total deposits................................................     138,194         106,498         173,633            140,318
Total shareholders' equity....................................      21,337          13,709          24,747             17,079
Common shareholders' equity...................................      21,274          13,586          24,738             17,019
   Per common share...........................................       29.87           23.69           26.21              21.31
Market price per share of common stock........................     60.8125         48.8750         60.8125            48.8750
Common shares issued (in millions)............................         712             573             944                799

RISK-BASED CAPITAL RATIOS
Tier 1........................................................        6.50 %          7.76 %
Total.........................................................       10.89           12.66
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(1) Excludes merger-related charges.
(2) Shares and per-share data reflect a 2-for-1 stock split on February 27,
    1997.
(3) Cash basis calculations exclude intangible assets and the related amortization expense.
(4) Unaudited supplemental financial highlights reflect the impact of the merger with Barnett Banks, Inc. on January 9, 1998, which was accounted for as a pooling-of-interests.